UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 6, 2011

DIGITAL YEARBOOK, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-146476	98-0546715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4320 – 196 Street, S.W., #111, Lynwood, Washington		98036-6754
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(425) 286-3068

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principle Officers

On April 6, 2011 we appointed Ed Mulhern to act as our president, chief executive officer, chief financial officer, secretary, treasurer and director.

Ed Mulhern, 52

Ed Mulhern has been the VP of Sales at Onvia in Seattle from 1999 to 2011. Onvia (NASDAQ: ONVI) is the leading provider of solutions that help companies plan, market and sell to the public sector markets across the U.S. He has led the sales department from year 2000 sales of $500,000 to year 2010 sales of $7,000,000. Sales staff has grown from 5 account executives to 60 during this period. He has experience in all aspects of financial forecasting, staff training and development and creating new markets relating to new product development.

From 1995 to 1999 Ed was the Director of Sales at Ingram Micro in Williamsville, NY.  Ingram Micro (NYSE: IM) is the world’s largest technology distributor and a leading technology sales, marketing and logistics company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL YEARBOOK, INC.

/s/ ED MULHERN
ED MULHERN
President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

April 6, 2011